UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 29, 2007, DreamWorks Animation SKG, Inc. (the “Company”) entered into a repurchase agreement (the “Repurchase Agreement”) with The Wunderkinder Foundation (the “Foundation”). Pursuant to the Repurchase Agreement, the Company has agreed to repurchase an aggregate of 769,500 shares (the “Shares”) of the Company’s Class A Common Stock held by the Foundation. The Shares will be repurchased at a price of $31.79 per share, or an aggregate purchase price of $24,462,405.00. The Foundation is a charitable organization originally established by Steven Spielberg. The Shares were received by the Foundation via a donation by Mr. Spielberg. Mr. Spielberg is the beneficial owner of more than 5% of the Company’s outstanding Class A Common Stock. Under the terms of the Repurchase Agreement, the repurchase of these shares will be completed on November 1, 2007.

The foregoing description of the Repurchase Agreement is qualified in its entirety by reference to the Repurchase Agreement, which is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, the Company’s Compensation Committee voted to approve amended and restated employment agreements between the Company and each of Jeffrey Katzenberg, Lewis Coleman, Ann Daly and Katherine Kendrick. On October 25, 2007, the Board also voted to approve an amended and restated employment agreement between the Company and Roger Enrico, the Company’s Chairman (collectively, with Mr. Katzenberg, Mr. Coleman, Ms. Daly and Ms. Kendrick, the “Named Executive Officers”). Each restated agreement is referred to as a “Restated Agreement” and they are collectively referred to as the “Restated Agreements.” The Restated Agreements amend and restate in their entirety the Company’s previous agreements with Mr. Enrico, Mr. Katzenberg, Mr. Coleman, Ms. Daly and Ms. Kendrick (each, a “Prior Agreement” and collectively, the “Prior Agreements”).

The Restated Agreements were adopted, among other things, to incorporate certain provisions as a result of Section 409A of the Internal Revenue Code (the “Code”).

Term. As provided in the respective Prior Agreement, the Restated Agreement with Mr. Enrico, Mr. Katzenberg and Mr. Coleman continues the term that expires on October 27, 2009, October 27, 2009 and December 31, 2008, respectively. The Restated Agreement with each of Ms. Daly and Ms. Kendrick now provides that it will expire on December 31, 2009.

Salary and Annual Incentive Awards. Under each Restated Agreement and as provided in the Prior Agreement, each Named Executive Officer will have the annual base salary shown in the table below. In addition, subject in all instances to the discretion of the Company’s Compensation Committee, each Named Executive Officer will continue to be eligible to receive annual cash or equity incentive awards with a maximum shown in the table below. The actual incentive awards received will depend on the Company’s performance and may range between zero and the amounts shown in the table.

Named Executive Officer	Annual Base Salary	Annual Cash/Equity Incentive Award Maximum
Jeffrey Katzenberg	$1	$3,000,000
Roger Enrico	$1	—
Lewis Coleman	$1,250,000	1,750,000
Ann Daly	$1,000,000	1,500,000
Katherine Kendrick	$600,000	600,000

In 2006, Mr. Katzenberg waived the annual incentive awards he would otherwise have been entitled to receive through December 2008. The Restated Agreement with Mr. Katzenberg, Mr. Coleman, Ms. Daly and Ms. Kendrick, like the Prior Agreement, provides for a target annual incentive award of $1,000,000, $1,000,000, $750,000 and $300,000, respectively. As provided in the Prior Agreements, the Restated Agreement with each of Mr. Coleman and Ms. Daly also provides that the Named Executive Officer will receive an annual equity grant with a grant-date value of $500,000, in lieu of additional salary.

Long-Term Equity Incentive Awards. As provided in the Prior Agreements, each Named Executive Officer will continue to be eligible, subject to annual approval by the Compensation Committee, to receive annual equity incentive awards (in the case of Mr. Enrico, a total of four such annual awards during the term of his Restated Agreement) of restricted stock units and stock appreciation rights (or such other form of equity-based compensation as the Compensation Committee may determine) that have an annual aggregate grant-date value targeted at the amounts shown in the table below.

Named Executive Officer	Target Grant-Date Value
Jeffrey Katzenberg	$5,000,000 (waived through December 31, 2008)
Roger Enrico	2,000,000
Lewis Coleman	2,750,000
Ann Daly	2,500,000
Katherine Kendrick	1,500,000

The Compensation Committee may elect to substitute a cash payment of $2.0 million for any annual equity incentive award to Mr. Enrico. In 2005 and 2006, Mr. Katzenberg waived the long-term equity incentive awards he would otherwise have been entitled to receive through December 31, 2008. In December 2005, Mr. Enrico waived the long-term equity incentive awards he would otherwise have been entitled to receive in 2005 under the Prior Agreement.

In addition to the compensation described above, each Named Executive Officer is eligible for certain other benefits (such as reimbursement of business expenses). Under the Restated Agreement and as provided in the Prior Agreement, Mr. Katzenberg is responsible for all business-related travel, hotel, entertainment and other business expenses (other than reimbursement of private airplane usage and security personnel services) that he is required to incur in connection with his duties.

Termination Events. As provided in the Prior Agreement, each Restated Agreement further provides that the Company may terminate the Named Executive Officer’s employment during the employment period with or without cause (as defined in the respective Restated Agreement) and the Named Executive Officer may terminate his or her employment agreement for good reason (as defined in the respective Restated Agreement).

If the Company terminates a Named Executive Officer’s employment other than for cause, incapacity or death, or the Named Executive Officer terminates employment for good reason, the Company will generally continue his or her base salary and benefits until expiration of the original term of the Restated Agreement. In the case of Mr. Coleman, Ms. Daly and Ms. Kendrick, to the extent any cash bonuses have been paid, the Named Executive Officer will be entitled to an annual cash amount equal to the average annual cash bonuses that have been previously paid until the expiration of the employment agreement term. In addition, all equity-based compensation held by the Named Executive Officer will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any target goals have been achieved) and remain exercisable for the remainder of the term of the grant. In addition, Mr. Coleman’s employment agreement provides that he will be entitled to receive one additional grant of each of the following items: (i) an equity grant with a grant-date value of $500,000 in lieu of additional salary, (ii) an equity grant in lieu of an annual cash bonus (if no cash bonuses have been paid) at the target amount of $1,000,000, and (iii) an equity grant with a grant-date value of $2,750,000 in lieu of a long-term equity incentive award (provided that he is not entitled to receive more than three of such long-term equity incentive awards during the term of his employment agreement). Mr. Enrico’s Restated Agreement also provides that he will be entitled to receive and retain the equity incentive grant (or, if the Compensation Committee determines, a substitute $2,000,000 cash payment) that he would have been entitled to receive under his employment agreement had his employment continued until the first anniversary of his termination of employment. Notwithstanding the foregoing, if Mr. Enrico terminates his employment for good reason as a result of the Company’s failure to make an annual equity incentive award (or a cash payment in lieu thereof) that he is entitled to receive under his employment agreement, in lieu of the payments and equity-based compensation described in the preceding sentences of this paragraph, Mr. Enrico will be entitled to receive a one-time-only payment in the amount of $4,000,000.

In the event that a Named Executive Officer dies or becomes disabled during the term, the respective Restated Agreement generally provides for the receipt of continued salary (or a percentage thereof) and other benefits for a specified term. Each Restated Agreement also provides for the treatment of the Named Executive Officer’s outstanding equity awards (as well as the receipt of additional equity grants in certain instances) if the employment agreement is terminated as a result of his or her death or incapacity or upon the expiration of the employment term. As in the respective Prior Agreement, each Named Executive Officer’s Restated Agreement provides for some form of additional vesting of previously granted equity-based compensation awards following expiration of the original term. For each of Mr. Katzenberg, Mr. Enrico and Mr. Coleman, the Named Executive Officer will not be required to perform any additional services for the awards granted to him to become fully vested, exercisable and nonforfeitable, provided that any such awards will continue to be subject to the achievement of any applicable performance goals. All options and other similar awards will remain exercisable for the remaining original term of the grant. For each of Ms. Daly and Ms. Kendrick, for any award subject to “cliff vesting” (i.e., 100% vesting on a single specified date), the award will become vested at the end of the vesting period based on the percentage of the vesting period that was completed as of the expiration of the employment agreement (subject, if applicable, to the achievement of any performance-based vesting criteria).

As in the Prior Agreements, each Restated Agreement provides that all of the Named Executive Officer’s outstanding unvested equity awards will become vested and exercisable (in the case of performance-vested awards, on the basis of achievement of target goals) upon a change in control (as defined in the Restated Agreement), and will remain exercisable for the remainder of the grant term.

If a Named Executive Officer’s employment is terminated by the Company for cause, the Named Executive Officer will not be entitled to any equity-based compensation that has not already vested. In the case of Mr. Coleman, Ms. Daly and Ms. Kendrick, he or she will be entitled to payment for any unpaid base salary and any additional non-contingent cash compensation earned prior to termination.

Miscellaneous. The Company has agreed to indemnify each Named Executive Officer to the fullest extent permitted by law against any claims or losses arising in connection with such officer’s service to the Company or any affiliate. In addition, the Company will indemnify each Named Executive Officer, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code) in connection with certain changes in control. If any payment due to a Named Executive Officer is subject to a six-month delay pursuant to Section 409A of the Code, the Company will pay the Named Executive Officer interest on such delayed payments. Each Named Executive Officer has agreed to non-solicitation and confidentiality provisions in his or her respective Restated Agreement.

The foregoing description of the Restated Agreements is qualified in its entirety by reference to the Restated Agreements, which are attached as Exhibits 99.2 through 99.6 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Repurchase Agreement dated as of October 29, 2007 by and between the Company and The Wunderkinder Foundation.

99.2	Employment Agreement dated as of October 25, 2007 by and between the Company and Jeffrey Katzenberg.

99.3	Employment Agreement dated as of October 25, 2007 by and between the Company and Roger Enrico.

99.4	Employment Agreement dated as of October 25, 2007 by and between the Company and Lewis Coleman.

99.5	Employment Agreement dated as of October 25, 2007 by and between the Company and Ann Daly.

99.6	Employment Agreement dated as of October 25, 2007 by and between the Company and Katherine Kendrick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date:	October 31, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Repurchase Agreement dated as of October 29, 2007 by and between the Company and The Wunderkinder Foundation.

99.2	Employment Agreement dated as of October 25, 2007 by and between the Company and Jeffrey Katzenberg.

99.3	Employment Agreement dated as of October 25, 2007 by and between the Company and Roger Enrico.

99.4	Employment Agreement dated as of October 25, 2007 by and between the Company and Lewis Coleman.

99.5	Employment Agreement dated as of October 25, 2007 by and between the Company and Ann Daly.

99.6	Employment Agreement dated as of October 25, 2007 by and between the Company and Katherine Kendrick.